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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            STOCKWALK.COM GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              MINNESOTA                                     41-1756256
(State of Incorporation or Organization)       (IRS Employer Identification No.)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates: 333-35544

         Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
--------------------------------------------    --------------------------------

   % Convertible Subordinated Notes due 2005     The American Stock Exchange
---


         Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1.   DESCRIPTION OR REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Convertible Subordinated Notes of Stockwalk.com Group, Inc. to be registered hereunder is contained under the caption "Description of Convertible Notes" in the Prospectus filed pursuant to Rule 424(b) by Stockwalk with the Securities and Exchange Commission on August 3, 2000 (File No. 333-35544), which description is incorporated herein by reference.




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ITEM 2.   EXHIBITS

1. Form of Indenture, including Form of Convertible Note, incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-2 (File No. 333-35544).


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           STOCKWALK.COM GROUP, INC.


Dated  August 2, 2000                      By /s/Eldon C. Miller
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                                              Eldon C. Miller
                                              Chief Executive Officer